                                                                 Exhibit 10.32

                             [UNIWEST Letterhead]

January 7, 2000

Mr. Robert Giaimo, President
Silver Diner Development, Inc.
11806 Rockville Pike
Rockville, MD 20852

RE:   Silver Diner at Columbus Square East, Virginia Beach, VA

Dear Bob:

This letter shall serve as an Agreement to supplement the construction contract for the above referenced store dated December 1, 1999. It is understood and agreed that should there be approved change orders as a result of tenant improvements or FF&E above building improvements which would result in a net increase and therefore would cause the contract sum to exceed $800,000.00, then Uniwest shall in no event cause the contract sum to exceed $800,000.00 but instead, the Contractor shall invoice Silver Diner Development, Inc. directly (outside of the contract) and SDDI agrees to reimburse Uniwest directly for these additional costs.

Further, notwithstanding that the December 1, 1999 contract indicates that signage is excluded, it is understood and agreed that all signage is included in the $800,000.00 sum except for the monument sign, the painted logo sign at the rear of the building, the Silver Diner lettering in the front vestibule glass and the interior brushed aluminum letters on the menu board. Last, while not addressed in the contract, the contract sum is based upon a carpet material allowance of $26.00/sq. yd.

Sincerely,
UNIWEST Construction, Inc.


/s/ Michael D. Collier
______________________
Michael D. Collier
President

Please sign below acknowledging and agreeing to the above.

        Agreed: /s/ Robert Giaimo                        1/8/00
                ______________________________         ___________
                Silver Diner Development, Inc.         Date


               CONSTRUCTION [LOGO] DEVELOPMENT [LOGO] MANAGEMENT

             Abbreviated Standard Form of Agreement Between Owner
           and Contractor for Construction Projects of Limited Scope
                where the basis of payment is a STIPULATED SUM

                           AIA Document A107 - 1997
                       1997 Edition - Electronic Format

--------------------------------------------------------------------------------

This document includes abbreviated General Conditions and should not be used with other general conditions.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1936, 1951, 1958, 1961, 1963, 1966, 1974, 1978, 1987, /C/1997 by The
American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

--------------------------------------------------------------------------------

AGREEMENT made as of the 1st day of December in the year 1999
                         ---        --------             ----
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)
Silver Diner Development, Inc.
------------------------------
11806 Rockville Pike
--------------------
Rockville, MD 21852
-------------------

and the Contractor:
(Name, address and other information)
Uniwest Construction, Inc.
--------------------------
5100 Leesburg Pike
------------------
Suite 200
---------
Alexandria, VA 22302
--------------------

The Project is:
(Name and location)
Silver Diner at Columbus Village East
-------------------------------------
Virginia Beach Boulevard
------------------------
Virginia Beach, Virginia
------------------------

The Architect is:
(Name, address and other information)
Helbing/Lipp, Ltd.
------------------
8032 Leesburg Pike, Suite 201
-----------------------------
Vienna, VA 22182
----------------

The Owner and Contractor agree as follows.

ARTICLE 1 THE WORK OF THIS CONTRACT

  The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

The Contract Excludes the Following:
1.  Building Permit Fees and related expediting costs;
2.  Payment and Performance Bonds;
3.  Builder's Risk Insurance;
4.  Independent testing, architectural and engineering fees;
5.  Excavation, removal and replacement of unacceptable soils or rock;
6.  Dewatering of ground water;
7.  All refrigeration work;
8.  Utility company(ies) fees (consumption during construction is included);
9.  Signage;
10. Booths, tables, chairs, table numbers, mahogany end panels, booth dividers, juke box backboards, and other components of seating package;
11. POS and cash register equipment and wiring;
12. Any work related to hazardous or contaminated soils or materials;
13. Juke box, wall boxes, sound equipment and speakers;
14. All kitchen equipment except items #5, 38, 56, 62 and 135. Uniwest will install only item #28;
15. Mural or mural wallcovering;
16. Booth logos;
17. Vestibule sign boxes D/ID-2;
18. Pay phones;
19. Any work beyond the building except for grease trap and electrical to monument sign.
20. Brushed aluminum letters at menu board.
21. Glass shelving at counter.
22. Fire alarm system, if required.

ARTICLE 2 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

  2.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

  (Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

  Work shall commence within seven (7) days from Contractor's receipt of an
  -------------------------------------------------------------------------
  executed Contract and required permits.
  ---------------------------------------

  2.2 The Contract Time shall be measured from the date of commencement.

  This substantial Completion Date includes five (5) days (excluding Sundays and Holidays) that work cannot be performed in a normal manner due to inclement weather. For each day that work cannot be performed in a normal manner due to inclement weather beyond five (5) days, then the Substantial Completion Date will be extended by one (1) day, up to a maximum of ten (10) weather days.

  2.3 The Contractor shall achieve Substantial Completion of the entire Work not later than 150 days from the date of commencement, or as follows.
             --------

  (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

  , subject to adjustments of this Contract Time as provided in the Contract Documents.

  (Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)

ARTICLE 3 CONTRACT SUM

  3.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be Eight
                                                                          -----
  Hundred Thousand and 00/100 Dollars ($800,000.00).
  ----------------------------         -----------

  3.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

  (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires.)

  1. Toggle dimmers for lights in lieu of dimmer panels.
  ------------------------------------------------------

  3.3 Unit prices, if any, are as follows:

  None.
  -----

ARTICLE 4 PAYMENTS

  4.1 PROGRESS PAYMENTS

  4.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents. The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

  Contractor shall submit Pay Applications on or before the fifth (5) day of
  ----------------------------------------------------------------------------
  each month and Owner shall make payment on or before the Twenty-Fifth (25th)
  ----------------------------------------------------------------------------
  day of that same month. Each Progress Pay Application shall have Ten Percent
  ----------------------------------------------------------------------------
  (10%) retention held until Substantial Completion, at which time retention
  ----------------------------------------------------------------------------
  shall be reduced to a sum equal to Two Hundred Percent (200%) of the value of
  -----------------------------------------------------------------------------
  the punch list, until Final Payment is due.
  ----------------------------------------------------------------------------

  4.1.2 Provided that an Application for Payment is received by the Architect
  not later than the    day of a month, the Owner shall make payment to the
  Contractor not later than the    day of the month. If an Application for
  Payment is received by the Architect after the date fixed above, payment
  shall be made by the Owner not later than    days after the Architect
  receives the Application for Payment.

  4.1.3. Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

  (Insert rate of interest agreed upon, if any.)

  Twelve Percent (12%)
  --------------------

  (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

  4.2 FINAL PAYMENT

  4.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

        .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Paragraph 17.2, and to satisfy other requirements, if any, which extend beyond final payment; and

        .2 a final Certificate for Payment has been issued by the Architect.

  4.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follow:

ARTICLE 5 ENUMERATION OF CONTRACT DOCUMENTS

  5.1 The Contract Documents are listed in Article 6 and, except for Modifications issued after execution of this Agreement, are enumerated as follows:

  5.1.1 The Agreement is this executed 1997 edition of the Abbreviated Standard Form of Agreement Between Owner and Contractor, AIA Document A107-1997.

  5.1.2 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated , and are as follows:

  Document                                      Title                   Pages

  None.
  -----

  5.1.3 The Specifications are those contained in the Contract Documents dated
                                                      ------------------
  as in Subparagraph

  5.1.4.
  (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

  Section                    Title                   Pages

  5.1.4 The Drawings are as follows, and are dated unless a different date is shown below:
  (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

  Number                     Title                   Pages
  A-1         Floor Plan                             11/05/99
  -----------------------------------------------------------
  A-2         Finish & Equipment Plan                11/05/99
  -----------------------------------------------------------
  A-3         Reflected Ceiling Plan                 11/05/99
  -----------------------------------------------------------
  A-4         Building Sections                      11/05/99
  -----------------------------------------------------------
  A-5         Wall Sections                          11/05/99
  -----------------------------------------------------------
  A-6         Exterior Elevations                    11/05/99
  -----------------------------------------------------------
  A-7         Roof Plan/Details                      11/05/99
  -----------------------------------------------------------
  ID-1        Interior Floor Plan                    11/05/99
  -----------------------------------------------------------
  ID-2        Interior Details                       11/05/99
  -----------------------------------------------------------
  ID-3        Interior Details                       11/05/99
  -----------------------------------------------------------
  ID-4        Interior Details                       11/05/99
  -----------------------------------------------------------
  FS-1.1      Food Service Equipment Plan/Schedule   09/09/99
  -----------------------------------------------------------
  FS-1.2      Food Service Electrical Plan           09/09/99
  -----------------------------------------------------------
  FS-1.3      Food Service Mechanical Plan           09/09/99
  -----------------------------------------------------------
  FS-1.4      Food Service Special Conditions Plan   09/09/99
  -----------------------------------------------------------
  FS-1.5      Food Service Dimensions                09/09/99
  -----------------------------------------------------------
  FS-1.6      Elevations and Sections                09/09/99
  -----------------------------------------------------------
  FS-2.1      Food Service Utility Load Schedule     09/09/99
  -----------------------------------------------------------
  FS-2.2      Food Service Utility Load Schedule     09/09/99
  -----------------------------------------------------------
  FS-2.3      Food Service Utility Load Schedule     09/09/99
  -----------------------------------------------------------
  FS-2.4      Food Service Utility Load Schedule     09/09/99
  -----------------------------------------------------------
  FS-2.4      Food Service Utility Load Schedule     09/09/99
  -----------------------------------------------------------
  S-1         Foundation Plan/Details                11/05/99
  -----------------------------------------------------------
  S-2         Roof Framing Plan/Details              11/05/99
  -----------------------------------------------------------
  MPE-1       Roof Plan                              11/05/99
  -----------------------------------------------------------
  M-1         Floor Plan-HVAC                        11/17/99
  -----------------------------------------------------------
  M-2         Mechanical Notes & Schedules           11/05/99
  -----------------------------------------------------------
  M-3         Hood Details                           11/17/99
  -----------------------------------------------------------
  P-1         Water Floor Plan                       11/05/99
  -----------------------------------------------------------
  P-2         San./FP/Gas Floor Plan                 11/05/99
  -----------------------------------------------------------
  P-3         Plumbing Risers                        11/05/99
  -----------------------------------------------------------
  E-1         Notes/Risers                           11/05/99
  -----------------------------------------------------------
  E-2         Floor Plan-Power                       11/05/99
  -----------------------------------------------------------
  E-3         Floor Plan-Lighting                    11/05/99
  -----------------------------------------------------------
  E-4         Hood and Panel Schedules               11/05/99
  -----------------------------------------------------------

  5.1.5 The Addenda, if any, are as follows:


  Number                   Date                    Pages

  None.
  -----

  Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
  Article 5.

  5.1.6 Other documents, if any, forming part of the Contract Documents are as follows:
  (List any additional documents which are intended to form part of the Contract Documents.)

  None.
  -----

GENERAL CONDITIONS

ARTICLE 6 GENERAL PROVISIONS

  6.1 THE CONTRACT DOCUMENTS

  The Contract Documents consist of this Agreement with Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to the execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

  6.2 THE CONTRACT

  The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor.

  6.3 THE WORK

  The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

  6.4 EXECUTION OF THE CONTRACT

  Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

  6.5 OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

  The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect's consultants, and unless otherwise indicated the Architect and the Architect's consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants. The Contractor, Subcontractors, sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' copyrights or other reserved rights.

ARTICLE 7 OWNER

  7.1 INFORMATION AND SERVICES REQUIRED OF THE OWNER

  7.1.1 The Owner shall furnish and pay for surveys and a legal description of the site.

  7.1.2 The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

  7.1.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for other necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or permanent changes in existing facilities.

  7.2 OWNER'S RIGHT TO STOP THE WORK

  If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents, or persistently fails to carry out the Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order is eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

  7.3 OWNER'S RIGHT TO CARRY OUT THE WORK

  If the Contractor defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents, or fails to perform a provision of the Contract, the Owner, after 10 days' written notice to the Contractor and without prejudice to any other remedy the Owner may have, may make good such deficiencies and may deduct the reasonable cost thereof, including Owner's expenses and compensation for the Architect's services made necessary thereby, from the payment then or thereafter due the Contractor.

ARTICLE 8 CONTRACTOR

  8.1 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

  8.1.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Subparagraph 7.1.1, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions or inconsistencies in the Contract Documents; however, any errors, omissions or inconsistencies discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.

  8.1.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents.

  8.2 SUPERVISION AND CONSTRUCTION PROCEDURES

  8.2.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall be fully and solely responsible for the jobsite safety thereof unless the Contractor gives timely written notice to the Owner and Architect that such means, methods, techniques, sequences or procedures may not be safe.

  8.2.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

  8.3 LABOR AND MATERIALS

  8.3.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

  8.3.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

  8.3.3 The Contractor shall deliver, handle, store and install materials in accordance with manufacturers' instructions.

  8.3.4 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order.

  8.4 WARRANTY

  The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation or normal wear and tear and normal usage.

  8.5 TAXES

  The Contractor shall pay sales, consumer, use and other similar taxes which are legally enacted when bids are received or negotiations concluded.

  8.6 PERMITS, FEES AND NOTICES

  8.6.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

  8.6.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work. The Contractor shall promptly notify the Architect and Owner if the Drawings and Specifications are observed by the Contractor to be at variance therewith. If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

  8.7 SUBMITTALS

  8.7.1 The Contractor shall review for compliance with the Contract Documents, approve in writing and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness. The Work shall be in accordance with approved submittals.

  8.7.2 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents.

  8.8 USE OF SITE

  The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

  8.9 CUTTING AND PATCHING

  The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

  8.10 CLEANING UP

  The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus material.

  8.11 ROYALTIES, PATENTS AND COPYRIGHTS

  The Contractor shall pay all royalties and license fees; shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect, unless the Contractor has reason to believe that there is an infringement of patent or copyright and fails to promptly furnish such information to the Architect.

  8.12 ACCESS TO WORK

  The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

  8.13 INDEMNIFICATION

  8.13.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Paragraph 16.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 8.13.

  8.13.2 In claims against any person or entity indemnified under this Paragraph
  8.13 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Subparagraph 8.13.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 9 ARCHITECT'S ADMINISTRATION OF THE CONTRACT

  9.1 The Architect will provide administration of the Contract and will be an Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the one-year period for correction of Work described in Paragraph 17.2.

  9.2 The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contractor's operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Subparagraph 8.2.1.

  9.3 The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

  9.4 Based on the Architect's evaluations of the Work and of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

  9.5 The Architect will have authority to reject Work that does not conform to the Contract Documents.

  9.6 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

  9.7 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect will make initial decisions on all claims, disputes and other matters in question between the Owner and Contractor but will not be liable for results of any interpretations or decisions so rendered in good faith.

  9.8 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

  9.9 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

  9.10 CLAIMS AND DISPUTES

  9.10.1 Claims, disputes and other matters in question arising out of or relating to this Contract, including those alleging an error or omission by the Architect but excluding those arising under Paragraph 15.2, shall be referred initially to the Architect for decision. Such matters, except those relating to aesthetic effect and except those waived as provided for in Paragraph 9.11 and Subparagraphs 14.5.3 and 14.5.4, shall, after initial decision by the Architect or 30 days after submission of the matter to the Architect, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.

  9.10.2 If a claim, dispute or other matter in question relates to or is the subject of a mechanic's lien, the party asserting such matter may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the matter by the Architect, by mediation or by arbitration.

  9.10.3 The parties shall endeavor to resolve their disputes by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect. Request for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

  9.10.4 Claims, disputes and other matters in question arising out of or relating to the Contract that are not resolved by mediation, except matters relating to aesthetic effect and except those waived as provided for in Paragraph 9.11 and Subparagraphs 14.5.3 and 14.5.4, shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Contract Documents shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Agreement under which such arbitration arises, unless it is shown at the time the demand for arbitration is filed that (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, (3) the interest or responsibility of such person or entity in the matter is not insubstantial, and (4) such person or entity is not the Architect or any of the Architect's employees or consultants. The agreement herein among the parties to the Agreement and any other written agreement to arbitrate referred to herein shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

  9.11 CLAIMS FOR CONSEQUENTIAL DAMAGES

  The Contractor and Owner waive claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:

       .1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

       .2 damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

  This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 19. Nothing contained in this Paragraph 9.11 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

ARTICLE 10 SUBCONTRACTORS

  10.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.

  10.2 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of the Subcontractors for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor to whom the Owner or Architect has made reasonable and timely objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

  10.3 Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by the Contract Documents, assumes toward the Owner and Architect, and (2) allow the Subcontractor the benefit of all rights, remedies and redress afforded to the Contractor by these Contract Documents.

ARTICLE 11 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

  11.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of the contract identical or substantially similar to these, including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such claim as provided in Paragraph 9.10.

  11.2 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's activities with theirs as required by the Contract Documents.

  11.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

ARTICLE 12 CHANGES IN THE WORK

  12.1 The Owner, without invalidating the Contract, may order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner, Contractor and Architect, or by written Construction Change Directive signed by the Owner and Architect.

  12.2 The cost or credit to the Owner from a change in the Work shall be determined by mutual agreement of the parties or, in the case of a Construction Change Directive, by the Contractor's cost of labor, material, equipment, and reasonable overhead and profit.

  12.3 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

  12.4 If concealed or unknown physical conditions are encountered at the site that differ materially from those indicated in the Contract Documents or from those conditions ordinarily found to exist, the Contract Sum and Contract Time shall be equitably adjusted.

ARTICLE 13 TIME

  13.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

  13.2 The date of Substantial Completion is the date certified by the Architect in accordance with Subparagraph 14.4.2.

  13.3 If the Contractor is delayed at any time in the commencement or progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Contractor's control, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine, subject to the provisions of Paragraph 9.10.

ARTICLE 14 PAYMENTS AND COMPLETION

  14.1 APPLICATIONS FOR PAYMENT

  14.1.1 Payments shall be made as provided in Article 4 of this Agreement. Applications for Payment shall be in a form satisfactory to the Architect.

  14.1.2 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or other encumbrances adverse to the Owner's interests.

  14.2 CERTIFICATES FOR PAYMENT

  14.2.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 14.2.3.

  14.2.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluations of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

  14.2.3 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph
  14.2.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 14.2.1. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Subparagraph 8.2.2, because of:

         .1 defective Work not remedied;

         .2 third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

         .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

         .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

         .5 damage to the Owner or another contractor;

         .6 reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

         .7 persistent failure to carry out the Work in accordance with the Contract Documents.

  14.2.4 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

  14.3 PAYMENTS TO THE CONTRACTOR

  14.3.1 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to sub-subcontractors in similar manner.

  14.3.2 Neither the Owner nor Architect shall have an obligation to pay or see to the payment of money to a Subcontractor except as may otherwise be required by law.

  14.3.3 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

  14.4 SUBSTANTIAL COMPLETION

  14.4.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

  14.4.2 When the Architect determines that the Work or designated portion thereof is substantially complete, the Architect will issue a Certificate of Substantial Completion which shall establish the date of Substantial Completion, establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. Upon the issuance of the Certificate of Substantial Completion, the Architect will submit it to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

  14.5 FINAL COMPLETION AND FINAL PAYMENT

  14.5.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions stated in Subparagraph 14.5.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

  14.5.2 Final payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including costs and reasonable attorneys' fees.

  14.5.3 The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

         .1 liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

         .2 failure of the Work to comply with the requirements of the Contract
            Documents; or

         .3 terms of special warranties required by the Contract Documents.

  14.5.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 15 PROTECTION OF PERSONS AND PROPERTY

  15.1 SAFETY PRECAUTIONS AND PROGRAMS

  The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

       .1 employees on the Work and other persons who may be affected thereby;

       .2 the Work and materials and equipment to be incorporated therein; and

       .3 other property at the site or adjacent thereto.

  The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons and property and their protection from damage, injury or loss. The Contractor shall promptly remedy damage and loss to property caused in whole or in part by the Contractor, a Subcontractor, a sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Subparagraphs 15.1.2 and 15.1.3, except for damage or loss attributable to acts or omissions of the Owner or Architect or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 8.13.

  15.2 HAZARDOUS MATERIALS

  15.2.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shutdown, delay and start-up, which adjustments shall be accomplished as provided in Article 12 of this Agreement.

  15.2.2 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Subparagraph 15.2.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

  15.2.3 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

ARTICLE 16 INSURANCE

  16.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located insurance for protection from claims under workers' compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor's operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the Contractor's obligations. Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner.

  16.2 OWNER'S LIABILITY INSURANCE

  The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

  16.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE

  16.3.1 Optionally, the Owner may require the Contractor to purchase and maintain Project Management Protective Liability insurance from the Contractor's usual sources as primary coverage for the Owner's, Contractor's and Architect's vicarious liability for construction operations under the Contract. Unless otherwise required by the Contract Documents, the Owner shall reimburse the Contractor by increasing the Contract Sum to pay the cost of purchasing and maintaining such optional insurance coverage, and the Contractor shall not be responsible for purchasing any other liability insurance on behalf of the Owner. The minimum limits of liability purchased with such coverage shall be equal to the aggregate of the limits required for Contractor's Liability insurance under Paragraph 16.1.

  16.3.2 To the extent damages are covered by Project Management Protective Liability insurance, the Owner, Contractor and Architect waive all rights against each other for damages, except such rights as they may have to the proceeds of such insurance. The policy shall provide for such waivers of subrogation by endorsement or otherwise.

  16.3.3 The Owner shall not require the Contractor to include the Owner, Architect or other persons or entities as additional insureds on the Contractor's Liability insurance under Paragraph 16.1.

  16.4 PROPERTY INSURANCE

  16.4.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance on an "all-risk" policy form, including builder's risk, in the amount of the initial Contract Sum, plus the value of subsequent modifications and cost of materials supplied and installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph
  14.5 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 16.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and sub-subcontractors in the Project.

  16.4.2 The Owner shall file a copy of each policy with the Contractor before an exposure to loss may occur. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

  16.5 WAIVERS OF SUBROGATION

  16.5.1 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 11, if any, and any of their subcontractors, sub-subcontractors, agents and employees for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to Paragraph 16.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 11, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

  16.5.2 A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their sub-subcontractors in similar manner.

ARTICLE 17 CORRECTION OF WORK

  17.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the

  Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

  17.2 In addition to the Contractor's obligations under Paragraph 8.4, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Subparagraph 14.4.2, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty.

  17.3 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 7.3.

  17.4 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

  17.5 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Article 17.

ARTICLE 18 MISCELLANEOUS PROVISIONS

  18.1 ASSIGNMENT OF CONTRACT

  Neither party to the Contract shall assign the Contract without written consent of the other.

  18.2 GOVERNING LAW

  The Contract shall be governed by the law of the place where the Project is located.

  18.3 TESTS AND INSPECTIONS

  Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

  18.4 COMMENCEMENT OF STATUTORY LIMITATION PERIOD.

  As between Owner and Contractor, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued:

       .1 not later than the date of Substantial Completion for acts or failures to act occurring prior to the relevant date of Substantial Completion;

       .2 not later than the date of issuance of the final Certificate for Payment for acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to the issuance of the final Certificate for Payment; and

       .3 not later than the date of the relevant act or failure to act by the Contractor for acts or failures to act occurring after the date of the final Certificate for Payment.

ARTICLE 19 TERMINATION OF THE CONTRACT

  19.1 TERMINATION BY THE CONTRACTOR

  If the Architect fails to recommend payment for a period of 30 days through no fault of the Contractor, or if the Owner fails to make payment thereon for a period of 30 days, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages applicable to the Project.

  19.2 TERMINATION BY THE OWNER

  19.2.1 The Owner may terminate the Contract if the Contractor:

         .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

         .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

         .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

         .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

  19.2.2 When any of the above reasons exists, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may, without prejudice to any other remedy the Owner may have and after giving the Contractor seven days' written notice, terminate the Contract and take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

  19.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 19.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

  19.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

ARTICLE 20 OTHER CONDITIONS OR PROVISIONS

1. Our proposal includes empty conduits for the POS, sound, telephone and soda
------------------------------------------------------------------------------
system. POS cable, provided by others, will be pulled to the various stations as
--------------------------------------------------------------------------------
required with final terminations to be performed by others. All sound, telephone
--------------------------------------------------------------------------------
and soda cabling/terminations are excluded.
-------------------------------------------

2. If a time extension is granted as a result of an Owner's Change Order or
---------------------------------------------------------------------------
delay it is understood and agreed that General Conditions are an additional cost
--------------------------------------------------------------------------------
at $425.00 per calendar day and will become a Change Order to the Contract.
---------------------------------------------------------------------------

3. It is understood that any delays caused by failure of Owner to timely deliver
--------------------------------------------------------------------------------
Owner supplied items, a time extension would be granted per Article 4.6.
------------------------------------------------------------------------

4. The Authorized Representative and Agent for the Owner shall be Mr. Mark
--------------------------------------------------------------------------
Russell.
--------

5. Landlord is responsible to insure that there is water on site for
--------------------------------------------------------------------
Contractor's temporary use.
---------------------------

6. Landlord to provide temporary and adequate road access to allow construction
-------------------------------------------------------------------------------
equipment to building pad at all times including maintenance and removal of
---------------------------------------------------------------------------
same.
-----

7. Building corners stake-out, benchmark and acceptable building pad at
-----------------------------------------------------------------------
specified sub-grade to be provided by others.
---------------------------------------------

8. Attached hereto and made a part hereof as Exhibit B are certain lease
------------------------------------------------------------------------
provisions between the Onwer as "Tenant" and the Landlord for the premises which
--------------------------------------------------------------------------------
are the subject of the Project ("Lease Provisions"). The Contractor agrees that
-------------------------------------------------------------------------------
this agreement is subject to said Lease Provisions and that the Contractor will
-------------------------------------------------------------------------------
comply with the Lease Provisions pertaining to Work under this Agreement. In the
--------------------------------------------------------------------------------
event of a conflict between this Agreement and the Lease Provisions, then the
-----------------------------------------------------------------------------
Lease Provisions shall control.
-------------------------------

This Agreement entered into as of the day and year first written above.


/s/ Robert Giaimo                            /s/ Michael D. Collier
_____________________________________        ___________________________________
OWNER (Signature)                            CONTRACTOR (Signature)


Robert Giaimo, President                     Michael D. Collier, President
_____________________________________        ___________________________________
(Printed name and title)                     (Printed name and title)

                                  Exhibit "A"

                            Contract Attachment for

                                 Silver Diner
                             Columbus Village East

                                   --------

The Owner and Contractor entered into this Contract agreeing as follows:

1. The Owner has reviewed, understands, accepts, and approves the Contract Document's plans and specifications including exclusions and alternates listed herein and accepts responsibility for the furniture, fixtures, equipment, signing, finishes, architectural floor plan dimensions, elevation finishes and aesthetics, lighting fixtures and locations, floor plan, door locations and general architectural layout and appearance.

2. The Contractor has reviewed, understands, accepts and approves the Contract Document's plans and specifications including exclusions and alternates listed herein and accepts responsibility for the structural, Building dimensions, mechanical, electrical and plumbing systems to being complete, suited for their intended purposes, per code, and sufficient to insure the following: (i) the furniture, fixtures and equipment being able to be properly installed by the appropriate contractor, (ii) the proper installation by the Contractor of finishes, (iii) the issuance of a Certificate of Occupancy to be obtained by the Contractor except for circumstances that the Certificate of Occupancy should be delayed or not issued due to work not within Contractor's Scope, and (iv) the Building being built to function and accommodate all the items listed in Paragraph 1 above. The Contractor shall make any changes in work necessary to implement the requirements of the Contract set forth in the Paragraph 2, and shall pay all expenses incurred as a result of such changes without increase in the Contract price or extensions of the Contract Time. It is understood that the Owner shall have a consultant to review all shop drawings and submittals for the mechanical, plumbing and electrical trades to ensure compliance of the Contract documents as well as to respond to any questions that may arise during construction.

For Example:

    If a piece of FF & E is required and is not included in the Contract Documents then the Owner shall be responsible and pay for this equipment and all related work. However, if the plumbing or electrical is missing or inadequate to allow for the proper installation and operation of the specified equipment, the Contractor shall be responsible and pay for the installation or correction of same.

3.  Tenant's Building.

    (a) Tenant has delivered to Landlord its general design elevations which include Tenant's proposed general physical characteristics of the Tenant's Building, exterior materials, exterior color scheme and building heights. Landlord has approved the construction of a restaurant substantially in accordance with the Silver Diner prototype plans identified in Exhibit B-2 ("Tenant's Plans"), Tenant will deliver to Landlord a plan which depicts the location of all utilities entering the Tenant's Building and will deliver detailed plans for the same within thirty (30) days after the date hereof ("Tenant's Utilities Plans"). Tenant's Utilities Plans are subject to Landlord's approval, which approval Landlord shall not unreasonably withhold or delay.

    (b) Tenant agrees to build Tenant's Building, exclusive of Tenant's leasehold improvements, furniture and fixtures, on behalf of Landlord. Such work shall be accomplished by Tenant entering into an $800,000.00 fixed price contract ("Construction Contract") with Uniwest Construction, Inc. ("general contractor") to build a Silver Diner building in accordance with Tenant's Plans. Payments under such contract shall not exceed for any reason whatsoever $800,000.00 and shall be made by Landlord in monthly installments based upon the work completed, less a 10% retention, upon receipt by Landlord of (i) written certification from Tenant and the general contractor as to percentage of work that has been completed; and (ii) receipt of partial lien releases from the general contractor and subcontractors having contracts for $10,000. Landlord shall pay the general contractor for the balance of the construction payment upon the happening of the following events: (i) completion of the Building; (ii) receipt by Landlord of a Use and Occupancy Permit or its equivalent which Tenant shall obtain; and (iii) receipt of final lien release from the general contractor and subcontractors having contracts over $10,000. Notwithstanding the fact that Tenant is executing the Construction Contract, ownership of the Building constructed pursuant to the Construction Contract shall belong to the Landlord. If Landlord wrongfully fails to make any payments to the general contractor in accordance with the requirements above, Tenant shall have the right to make such payments after giving Landlord ten (10) days prior written notice and opportunity to cure, and in such event the Rent Commencement Date shall not commence, even if Tenant has opened for business, until such time as Landlord has made all payments under the Construction Contract.

    Notwithstanding the foregoing, the Landlord's construction lender for the Shopping Center (the "Construction Lender") shall have the right to consent to the request for payment from the general contractor of any amounts required to be dispersed to the general contractor by Landlord pursuant to the Construction Contract inclusive of the final payment (the "Construction Draws"). If the Construction Lender refuses for any reason to approve payment of the Construction Draw, then such Construction Draw shall not be paid; provided, however, that if the Construction Lender consents to payment of the Construction Draw, then such Construction Draw shall be paid regardless of the Landlord's or Tenant's objections.

    If a timely payment of a Construction Draw is not made as a result of a refusal to pay (all or any portion of) the Construction Draw, and such refusal is "wrongful" (as defined below) and such failure continues for more than ten
(10) days after written notice from Tenant, then (1) each day of delay in making such payment shall be deemed a "Landlord Delay" hereunder and (2) any damages or other costs due to the general contractor under the Construction Contract for such delay in payment of the Construction Draws as a result of the Construction Lender's or Landlord's wrongful refusal to approve or make payment to the general contractor shall be paid by Landlord. For the purposes of this Lease, a "wrongful" refusal to pay all or any portion of a Construction Draw shall be for a reason other than the reasons set forth in Paragraph 9.5.1 of the Construction Contract.

    (c) The Construction Contract with the general contractor shall provide for the coordination and cooperation of such contractor with Landlord in completing the Site Improvements and other construction work on the Shopping Center, including any space to be erected by Landlord or its tenants. The general contractor shall perform its construction in a manner reasonably designed to minimize any interference with the construction taking place simultaneously on the balance of the Shopping Center or the operation of stores then open for business. The contractor agrees to use reasonable efforts to minimize construction traffic on the private road leading to the apartments called Silver Brook Lane. In the event that during the construction of the Building, the construction activities of the general contractor, or the progress of the same, interferes with or delays the construction activities of the Landlord, Landlord shall notify the Tenant, in writing, specifying exactly what construction activities of general contractor are the source of the problem or what portion of the general contractors work needs to be performed to avoid such delay. Tenant will have seventy-two (72) hours after its receipt of the foregoing notice to cause the general contractor stop or commence to diligently cure the matters raised by Landlord in its notice. Notwithstanding the foregoing, in no event shall the general contractor or Tenant be expected or obligated to engage in any conduct which is in conflict with or violates any federal, state or local law including, without limitation, the National Labor Relations Act or the regulations thereto.

    (d) The construction of the Tenant's Building shall be performed in a good and workmanlike manner in accordance with sound professional standards and with the provision of this Agreement, in compliance with all governmental authorities and Tenant's Plans and Tenant's Utilities Plans. All materials used in the construction of the Tenant's Building shall be of new, commercial grade and first class quality.

    (e) The Building construction work shall be properly protected with lights and barricades and secured against accident, storm or any other hazard. Staging for the construction of the Tenant's Building shall be confined to an area mutually agreed to by Landlord and Tenant. Tenant shall cause the general contractor to keep all other portions of the Shopping Center substantially free from and unobstructed by debris, equipment materials or supplies related to the general contractor's construction work and will use its best good faith commercially reasonable efforts to keep obstruction to a minimum. The general contractor shall patch and repair asphalt and cement, if necessary, in its staging areas upon demobilization of construction and leave same clean and free of debris. During such construction work, Tenant shall cause the general contractor to store all trash, debris and rubbish as reasonably directed by Landlord and upon the completion of the general contractor's work, Tenant shall cause the general contractor to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on the Premises, the staging areas or other portions of the Shopping Center. Landlord shall be responsible for the removal of rubbish and trash from the Shopping Center caused by Landlord. In the event Tenant fails to cause the general contractor to promptly remove all temporary structures, surplus materials, debris and rubbish, Landlord shall have the right after giving Tenant forty-eight (48) hours notice, and charge Tenant together with interest at the Lease Interest Rate until paid as Additional Rent hereunder.

    (f) The Lease Commencement Date shall be the date Landlord delivers the Premises to Tenant with Phase One of Landlord's Work, as set forth in Section 2(j) above, substantially completed and Tenant has obtained or waived all permits and approvals, as provided herein, necessary to enable Tenant to perform any work required to construct its Building and to install Tenant's prototype signage and has provided the agreements referred to in Section 20 as a condition to the Lease Commencement Date. Landlord shall give Tenant at least fifteen (15) days advance notice of the Lease Commencement Date. If the Lease Commencement Date would fall between December 15 and the succeeding last day of February, the Lease Commencement Date shall be deemed to be March 1st unless Tenant elects to accept possession of the Premises and to commence Tenant's Work. Tenant may terminate this Lease by notice to Landlord if the Lease Commencement Date has not occurred by April 30, 2000.

    (g) Tenant shall enter into a separate contract with the general contractor for any Tenant leasehold improvements and Tenant's furniture, fixtures and equipment which shall be paid by Tenant at Tenant's sole cost and expense. At the end of the Term, Landlord shall own the Tenant's leasehold improvements.

    (h) Landlord and Tenant shall look to the general contractor for any defects in construction, workmanship or materials of Tenant's Building.

    (i) Tenant shall notify Landlord of any defects in Landlord's construction of Tenant's Building pad within five (5) business days after Landlord delivers the same to Tenant. After the expiration of such five (5)-day period, Landlord shall have no responsibility to correct any defects to Tenant's Building pad.